FILED # C 24055-99

SEP 29 1999

IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

# ARTICLES OF INCORPORATION

## BEDINI TECHNOLOGY, INC.

*The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of Nevada relating to private corporations, hereby adopt the following Articles of Incorporation:*

### ARTICLE ONE.

**NAME**

*The name of this corporation is Bedini Technology, Inc.*

### ARTICLE TWO.

**RESIDENT AGENT**

*The initial agent for services of process is The Nevada Agency & Trust Company, whose business address is 50 West Liberty Street, Suite 880, City of Reno, County of Washoe, State of Nevada 89501.*

### ARTICLE THREE.

**PURPOSES**

*The purpose for which this Corporation is organized is to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:*

*I.*

**OMNIBUS.**

*To have to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.*

*II.*

**CARRYING ON BUSINESS OUTSIDE STATE**

*To conduct and carry on its business or any branch thereof in any state or territory*

*of the United States or in any foreign country in conformity with the laws of such state, territory or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.*

***III.***

***<u>PURPOSES TO BE CONSTRUED AS POWERS</u>***

*The purposes specified herein shall be construed both as purposes and powers and shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the expression of one thing be deemed to exclude another, although it be of like nature not expressed.*

***ARTICLE FOUR.***

***<u>CAPITAL STOCK</u>***

*The Corporation shall have the authority to issue an aggregate of **THIRTY MILLION (30,000,000)** shares of stock, Par Value **ONE MILL ($0.001)** per share, divided into two (2) classes of stock as follows:*

***(A)***

***<u>NON-ASSESSABLE COMMON STOCK:</u>***

***Twenty Five Million (25,000,000)** shares of **NON-ASSESSABLE VOTING COMMON STOCK,** Par Value **ONE MILL ($0.001)** per share and*

***(B)***

***<u>PREFERRED STOCK:</u>***

***Five Million (5,000,000)** shares of **PREFERRED NON-VOTING STOCK,** par value **ONE MILL ($0.001)** per share.*

*The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.*

## *ARTICLE FIVE.*

### ***NON-ASSESSABLE STOCK***

*All capital stock when issued shall be fully paid and non-assessable to pay the debts of the Corporation.*

## *ARTICLE SIX.*

### ***NO CUMULATIVE VOTING***

*At each election for directors, every shareholder entitled to vote as such election has the right to vote, in person or by proxy, the number of shares of stock held by him for as many personas as there are directors to be elected. Holders of the Corporation's Common Stock shall not possess cumulative voting rights at any shareholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they be annual or special.*

## *ARTICLE SEVEN.*

### ***NO PRE-EMPTIVE RIGHTS***

*No holder of shares of capital stock of the corporation shall be entitled as such to any pre-emptive or preferential rights to subscribe to any unissued stock, or any other securities which the Corporation may now or hereafter be authorized to issue.*

## *ARTICLE EIGHT.*

### ***PERIOD OF EXISTENCE***

*The period of existence of the Corporation shall be perpetual.*

## *ARTICLE NINE.*

### ***BOARD OF DIRECTORS***

*The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, provided that the number of the directors shall not be reduced to less than two (2), except that, in cases where all the*

*shares of the Corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than two (2) but not less than the number of stockholders.*

*The names and Addresses of the first Board of Directors are:*

| *NAME* | | *ADDRESS* |
|---|---|---|
| *1.* | *John Bedini* | *2619 Seltice Way<br>Coeur d' Alene, Idaho 83814* |
| *2.* | *Gary Bedini* | *2619 Seltice Way<br>Coeur d' Alene, Idaho 83814* |

*The Board of Directors shall be limited to not less than two (2) nor more than nine (9), subject to the provisions set forth above.*

*Directors of the Corporation need not be residents of the State of Nevada and need not own shares of the Corporation's stock.*

## *ARTICLE TEN.*

## *AUTHORITY OF THE BOARD OF DIRECTORS*

*In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:*

*I.*

*Subject to the Bylaws, if any, adopted by the stockholders, to make alter or amend by Bylaws of the Corporation.*

*II.*

*To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and to cause to be executed mortgages and liens upon the real and personal property of this Corporation.*

**ARTICLE ELEVEN.**

## BY-LAWS

*The initial By-Jaws of the Corporation shall be adopted by its Board of Directors.*

*The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.*

**ARTICLE TWELVE.**

## STOCKHOLDERS' MEETINGS

*Meetings of the stockholders may be held at such place within or without the State of Nevada, as may be provided by the By-Jaws of the Corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at le t ten percent (10%) of all shares entitled to vote at the meeting. Any action other required to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.*

*The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaw-; of the Corporation.*

**ARTICLE THIRTEEN.**

## INCORPORATOR

*The name and post office address of the incorporator signing these Articles of Incorporation is set forth below*

| NAME | ADORE$$ |
|---|---|
| John Bedini | 2619 Seltice Way<br>Coeur d'Alene, Idaho 83814 |

**ARTICLE FOURTEEN.**

## INDEMNIFICATION

*The Corporation shall, to the fullest extent permitted by the Nevada Revised Statutes. as the same may be amended and supplemented, indemnify any and all personals who it shall have power to indemnify under this section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified n1ay be entitled under any By-law, agreement, vote of stockholders or*

*disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Pursuant to the Revised Nevada Statutes, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by the court of the competent jurisdiction that he/she is not entitled to be indemnified by the Corporation.*

## ***ARTICLE FIFTEEN.***

## ***DIRECTOR INDEMNIFICATION FOR BREACH OF FIDUCIARY DUTY***

*To the fullest extent permitted by the Revised Nevada Statutes, as the same exists or may hereafter be amended, a director or officer of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer of the Corporation.*

## ***ARTICLE SIXTEEN.***

## ***RELATED PARTY TRANSACTIONS***

*No contracts or other transactions between the Corporation and any other corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporations; and*

*Any director individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contracts or transactions of the Corporation, provided that the fact that he/she or such firm is so interested shall be fully disclosed or shall have been known to the Board of Directors of the Corporation or a majority thereof.*

## ***ARTICLE SEVENTEEN.***

## ***RIGHT TO AMEND ARTICLES***

*The Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation, in the manner now or hereafter*

*prescribed in the By-laws of the corporation, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.*

*DATED this 30th day of August, 1999.*

_______________________

Certificate for Individual Acknowledgement

State of Washington )
)ss.
County of Spokane )

On this 30th day of August 1999, before me, a Notary Public in and for the state of Washington, duly commissioned and sworn, personally appeared John Bedini, to me known or proven on the basis of satisfactory evidence to be the individual who executed the within and foregoing document, and acknowledged the said instrument to be a free and voluntary act and deed, for the purposes therein mentioned.

GIVEN UNDER my hand and official seal hereto affixed the day and year in this certificate above written.

_______________________
Notary Public in and for the State of Washington,
Residing at:

Spokane WA

_______________________

My appointment expires:

08/09/02